SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) :  May 14, 1996

                          SIMON PROPERTY GROUP, INC.

            (Exact name of registrant as specified in its charter)

         Maryland               1-12618             35-1901999
(State or other jurisdiction  (Commission        (IRS Employer
    of incorporation)         File Number)    Identification No.)



                          115 WEST WASHINGTON STREET
               INDIANAPOLIS, INDIANA              46204
       (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events


      On May 14, 1996 the Registrant made available additional ownership and operation information concerning the Registrant, Simon Property Group, L.P., and the properties owned or managed by it as of March 31, 1996, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.


Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None

     Exhibits:

                                             Page Number in
Exhibit No.         Description               This Filing

 99                 Supplemental Information     4
                    as of March 31, 1996

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  May  14, 1996




                         SIMON PROPERTY GROUP, INC.


                         By:  /s/ Dennis Cavanagh
                              Dennis Cavanagh,
                              Senior Vice President,
                              Financial Services

                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                             As of March 31, 1996


    Information

Overview

Ownership Structure

Reconciliation of Net Income to Funds from Operations ("FFO")

Selected Financial Information

Portfolio GLA, Occupancy & Rent Data

Rent Information

Lease Expirations

Scheduled Debt Amortization and Maturities

Summary of Mortgage Indebtedness by Maturity

Summary of Variable Rate Debt and Interest Rate Protection Agreements

Development Activities

Capital Expenditures

Gains on Sales of Peripheral Land

Teleconference Text - May 1, 1996

                             SIMON PROPERTY GROUP
                                   Overview

The Company

     Simon Property Group, Inc. (the "Company") is the sole general partner of, and owns a controlling 61.1% interest in, Simon Property Group, L.P. ("SPG") which owns, develops, manages, leases, expands and acquires regional malls and community centers throughout the United States. SPG currently owns or has an interest in 122 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of approximately 62 million square feet of GLA in 28 states, of which approximately 37 million square feet is owned by SPG ("Owned GLA"). SPG has four new developments under construction: Cottonwood Mall - a 970,000 square foot super-regional mall in Albuquerque, New Mexico; The Source - a 730,000 square foot mall in Westbury, Long Island, New York; Ontario Mills - a 1.4 million square foot super-regional, value-oriented mall in Ontario (Los Angeles), California; and Tower Shops at Stratosphere - a 122,000 square foot retail project in Las Vegas, Nevada. The Company also has a 250,000 square foot expansion project under construction at The Forum Shops at Caesars in Las Vegas. SPG, together with its affiliated management company, currently manages over 75 million square feet of GLA in retail and mixed-use properties.

      In December 1993, the Company completed its Initial Public Offering in which it sold 43.4 million shares of common stock at $22.25 per share. In
April 1995, the Company completed an add-on offering of six million shares at $24.125 per share. On May 17, 1995, an additional 241,854 shares were sold pursuant to the underwriters' exercise of their over-allotment option. In October 1995, the Company issued 4 million convertible preferred shares at $25.00 per share. The terms of the preferred shares are summarized in the Company's December 31, 1995 Form 10-K - footnote 11 to the financial statements. The Company is a real estate investment trust. It is self-administered and self-managed and the common stock trades on the New York Stock Exchange under the symbol SPG.

In March 1996, Simon Property Group and DeBartolo Realty Corporation (NYSE:EJD) announced a plan to merge the two companies. The merger is expected to be completed during the summer and is subject to the approval of shareholders of both companies and customary regulatory and other conditions.

The Purpose of This Package

      In this Supplemental Package, we have attempted to address the topics on which we receive the most questions. We believe the key benefits from providing a supplemental information package are as follows:

     *    It summarizes key information in one location.
     * It provides debt information in a format that should be more useful to users.
     * It should be especially useful for any new shareholders or analysts attempting to learn about SPG or setting up financial models.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

SIMON PROPERTY GROUP
OWNERSHIP STRUCTURE
As of March 31, 1996



SIMON PROPERTY GROUP, L.P. (the "Operating Partnership")

Total Common Shares and Units Outstanding = 95,842,853 (1)

  Operational Assets:
     62 Regional Malls
     55 Community Shopping Centers
     2 Specialty Retail Centers
     3 Mixed-Use Properties

  Partners:                                              %
     Simon Property Group, Inc.
       Public Shareholders                           57.5%
       Simon Family and Executive Management          3.6%


     Limited Partners
       Simon Family and Executive Management         35.7%
       Other                                          3.2%
                                                    100.0%

Simon Property Group, Inc. (the "Company")
  61.1% General Partner of Operating Partnership

  Common Shareholders                          Shares       %

  Public Shareholders                     55,117,859    94.1%
  Simon Family and Executive Management    3,442,366     5.9%
                                          58,560,225   100.0%

Limited Partners ("Limited Partners")
  38.9% Limited Partners of Operating Partnership

  Unitholders                                  Units        %

  Simon Family and Executive Management   34,204,708    91.7%
  Other Limited Partners                   3,077,920     8.3%
                                          37,282,628   100.0%


(1) Excludes 4 million shares of preferred stock issued on October 27, 1995.

                             SIMON PROPERTY GROUP
                  Changes in Common Stock and Unit Ownership
         For the Period from December 31, 1995 through March 31, 1996

                                             SPG, L.P.       SPG, Inc.
                                               Units       Common Shares

Number Outstanding at December 31, 1995      37,282,628     58,360,195

March 22 Award of Restricted Stock                    -        200,030
   (Stock Incentive Program)

Number Outstanding at March 31, 1996         37,282,628     58,560,225

         Total Common Shares and Units Outstanding at March 31, 1996:
                                  95,842,853


SIMON PROPERTY GROUP
Reconciliation of Net Income to Funds From Operations ("FFO") (1)
As of March 31, 1996
(In thousands, except per share data)

                                                                            Three Months Ended
                                                                                 March 31,
Simon Property Group, L.P. (the "Operating Partnership")                     1996          1995

Income of the Operating Partnership before Extraordinary Items              $23,832      $22,207

Plus:  Real Estate Depreciation and Amortization from Consolidated
 Properties                                                                  24,537       20,991

Less:  Minority Interest Portion of Real Estate Depreciation, Amortization    (690)        (558)
           and Extraordinary Item

Plus:  SPG's Share of Real Estate Depreciation and Amortization from
         Unconsolidated Affiliates                                            3,032        1,646

Less:  Preferred Dividends                                                  (2,031)            -

Less:  Gain on Sale of Asset                                                      -      (2,350)

Funds from Operations of Operating Partnership                              $48,680      $41,936
     Percent Increase                                                         16.1%

Weighted Average Common Shares and Units Outstanding                         95,665       86,758

FFO per Share/Unit                                                            $0.51        $0.48
     Percent Increase                                                          6.3%


Simon Property Group, Inc. (the "Company")

FFO Allocable to SPG, Inc.                                                  $29,727      $23,882
     Percent Increase                                                         24.5%

Weighted Average Common Shares Outstanding                                   58,382       49,378

FFO per Share                                                                 $0.51        $0.48
     Percent Increase                                                          6.3%

Distributions per Common Share/Unit                                         $0.4925      $0.4925

(1)  FFO amounts were calculated in accordance with the National
     Association of Real Estate Investment Trust's revised definition of FFO.


SIMON PROPERTY GROUP
Selected Financial Information
As of March 31, 1996
(In thousands, except as noted)

                                                       Three Months Ended
                                                           March, 31
Financial Highlights                                     1996     1995      % Change

Total Revenues - Consolidated Properties               $139,444  $129,490      7.7%

Total EBITDA of Portfolio Properties                   $115,741  $101,786     13.7%
EBITDA After Minority Interest                         $ 91,216  $ 85,123      7.2%

Net Income Available to Common Shareholders            $ 13,154  $ 12,647      4.0%
Net Income Available to Common Shareholders per Share  $   0.23  $   0.26   (11.5)%

Funds from Operations of the Operating Partnership     $ 48,680  $ 41,936     16.1%
Funds from Operations Allocable to Simon Property
  Group, Inc.                                          $ 29,727  $ 23,882     24.5%
Funds from Operations per Common Share                 $   0.51  $   0.48      6.3%

Common Stock Distributions Declared, per Common share  $ 0.4925  $ 0.4925         -

Occupancy at End of Period:
     Regional Malls (1)                                   83.0%     84.3%    (1.3)%
     Community Shopping Centers (2)                       93.1%     94.0%    (0.9)%

Average Base Rent per Square Foot:
     Regional Malls (1)                                $  19.70  $  17.79     10.7%
     Community Shopping Centers (2)                    $   7.36  $   7.21      2.1%

Total Tenant Sales Volume, in millions (3)
     Regional Malls (4)                                 $   766   $   658     16.4%
     Community Shopping Centers (2)                     $   266   $   267    (0.4)%

Number of Properties Open at End of Period                  122       119      2.5%

Units Outstanding at End of Period                       37,283    37,285     -0.0%
Common Shares Outstanding at End of Period               58,560    50,794     15.3%

Total Common Shares and Units Outstanding at End of      95,843    88,079      8.8%
Period

Weighted Average Units Outstanding                       37,283    37,380    (0.3)%
Weighted Average Common Shares Outstanding               58,382    49,378     18.2%

Weighted Average Common Shares and Units Outstanding     95,665    86,758     10.3%


(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the new standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.


SIMON PROPERTY GROUP
Selected Financial Information
As of March 31, 1996
(In thousands, except as noted)

                                                                    March 31,     December 31,
Selected Balance Sheet Information and Statistics                     1996            1995

Total Assets                                                        $2,532,548      $2,556,436

Consolidated Debt                                                   $1,995,620      $1,980,759

Joint Venture Debt                                                  $  420,872      $  410,652

SPG Share of Joint Venture Debt                                     $  170,801      $  167,644

Common Stock Price at End of Period                                 $   23.125      $   24.375

Equity (1)                                                          $2,316,366      $2,431,294

Total Capitalization - Consolidated Debt Only                       $4,311,986      $4,412,053

Debt-to-Market Capitalization - Consolidated Only                        46.3%           44.9%

Total Capitalization - Including SPG Share of JV Debt               $4,482,787      $4,579,697

Debt-to-Market Capitalization - Including SPG Share of JV Debt           48.3%           46.9%


(1)  Market value of common stock and partnership units plus book value of preferred stock.



                              SIMON PROPERTY GROUP
                      Portfolio GLA, Occupancy & Rent Data
                              As of March 31, 1996


                                                      % of      Average
                                                     Owned     Annualized
                                                      GLA      Base Rent
                               Total        % of     Which     per Leased
 Type of          GLA          Owned       Owned       is      Sq. Ft. of
 Property       Sq. Ft.         GLA         GLA      Leased    Owned GLA

Regional Malls

- -Anchor        30,553,630    9,712,819     26.0%     97.4%       $3.02

- -Mall Store    17,316,141   17,316,141     46.5%     82.7%       20.11
- -Freestanding   1,023,334      458,264      1.2%     95.4%        6.55
   Subtotal    18,339,475   17,774,405     47.7%     83.0%      $19.70

Regional
Mall Total     48,893,105   27,487,224     73.7%     88.1%      $13.06

Community Shopping Centers

- -Anchor         8,102,878    5,127,735     13.7%     93.9%       $5.96
- -Mall Store     3,031,033    2,949,943      7.9%     91.0%        9.89
- -Freestanding     741,224      281,209      0.8%    100.0%        7.04

Community
Center Total   11,875,135    8,358,887     22.4%     93.1%       $7.36

Mixed-Use Properties

- -Office Portion 1,450,870    1,450,870      3.9%     91.6%      $20.40

GRAND TOTAL    62,219,110   37,296,981    100.0%     89.3%      $12.01

                           Occupancy History
          --------------------------------------------------------
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
          3/31/96                83.0%                 93.1%
          3/31/95                84.3%                 94.0%
          12/31/95               86.4%                 95.1%
          12/31/94               86.2%                 94.6%
          12/31/93               85.6%                 89.3%
          12/31/92               84.6%                 89.3%

         (1) Includes mall and freestanding stores.
         (2) Includes all Owned GLA.

SIMON PROPERTY GROUP
Rent Information
As of March 31, 1996


Average Base Rent

                Mall &
             Freestanding                  Community
              Stores at         %           Shopping       %
As of       Regional Malls    Change        Centers      Change
- -------     --------------    ------       ---------     ------
3/31/96          $19.70       10.7%           $7.36        2.1%

3/31/95           17.79          -             7.21          -

12/31/95          18.68        7.2             7.27        2.5

12/31/94          17.43        3.1             7.09        3.1

12/31/93          16.91        4.8             6.88        1.5

12/31/92          16.14        7.9             6.78        8.1

Rental Rates

              Base Rent (1)
        Store Openings Store Closings        Amount of Change
Year    During Period  During Period       Dollar    Percentage


Regional Malls:

1996 (YTD)  $21.45      $15.44            $6.01        38.9%

1995         21.92       16.54             5.38        32.5

1994         18.67       13.35             5.32        39.9

1993         21.45       15.18             6.27        41.3

1992         20.09       14.21             5.88        41.4

Community Shopping Centers:

1996 (YTD)   $7.66       $7.29            $0.37         5.1%

1995         10.00        8.78             1.22        13.9

1994         10.43       11.33            (0.90)       (7.9)

1993         11.66        9.59             2.07        21.6

1992          9.40        9.08             0.32         3.5

(1) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants who closed or whose leases expired.


SIMON PROPERTY GROUP
Lease Expirations (1)
As of March 31, 1996

                       Number of        Square      Avg. Base Rent
       Year          Leases Expiring     Feet       per Square Foot
                                                       at 3/31/96
Regional Malls - Mall & Freestanding Stores

1996 (4/1 - 12/31)             117         296,141          $14.64
1997                           676       1,589,254           17.55
1998                           604       1,014,981           20.65
1999                           579       1,347,629           20.45
2000                           539       1,234,255           22.03
2001                           498       1,309,994           19.38
2002                           312         973,347           20.92
2003                           338         995,329           21.23
2004                           357       1,127,786           20.61
2005                           330       1,207,064           19.10
2006                           478       1,513,173           21.68
TOTALS                       4,828      12,608,953          $20.17

Regional Malls - Anchor Tenants

1996 (4/1 - 12/31)               3         231,015           $1.77
1997                             6         592,036            1.59
1998                             6         871,029            1.68
1999                             9       1,167,207            1.85
2000                             6         723,869            2.56
2001                             8         924,778            2.18
2002                             2         222,540            1.78
2003                             3         255,227            3.54
2004                             9         715,572            4.54
2005                             6         675,033            2.31
2006                             6         670,684            4.01
TOTALS                          64       7,048,990           $2.50

Community Centers - Mall Stores & Freestanding Stores

1996 (4/1 - 12/31)              18          49,160           $8.11
1997                           121         328,962           10.51
1998                           125         342,659           11.11
1999                           106         361,605           10.70
2000                           112         493,296            9.13
2001                            66         212,630           11.13
2002                            25         131,150            8.74
2003                            23         165,286            9.00
2004                            21         134,052           10.93
2005                            23         210,946            7.76
2006                             8         102,185            8.71
TOTALS                         648       2,531,931           $9.88

Community Centers - Anchor Tenants

1996 (4/1 - 12/31)               4         114,876           $4.77
1997                            10         291,550            5.55
1998                             1          55,695            5.49
1999                             7         263,019            4.39
2000                             5         217,813            4.43
2001                             9         361,636            4.02
2002                             3         142,572            6.20
2003                             7         248,553            6.57
2004                             6         150,943            5.80
2005                             9         437,915            7.01
2006                             7         460,400            5.95
TOTALS                          68       2,744,972           $5.57

(1)  Does not consider the impact of options that may be contained in leases.

SIMON PROPERTY GROUP
Scheduled Debt Amortization and Maturities
As of March 31, 1996
(In thousands)

Year                        Scheduled     Scheduled       Total     SPG's Share   SPG's Share      Total
                           Amortization   Maturities                of Scheduled  of Scheduled
                                                                    Amortization   Maturities
Consolidated
Properties


1996                          $   5,400   $    63,079  $    68,479     $   5,400   $    63,079  $    68,479
1997                             11,823       107,200      119,023        11,823       107,200      119,023
1998                             10,104       225,880      235,984        10,104       218,441      228,545
1999                             12,674       243,703      256,377        12,674       243,703      256,377
2000                             14,219       326,006      340,225        14,219       283,292      297,511
2001                             15,299             0       15,299        15,299             0       15,299
2002                             14,278        86,144      100,422        14,278        86,144      100,422
2003                              8,486       275,149      283,635         8,486       275,149      283,635
2004                              3,746       161,256      165,002         3,746       161,256      165,002
2005                              4,092             0        4,092         4,092             0        4,092
Thereafter                            0       211,082      211,082             0       211,082      211,082

                              $ 100,121   $ 1,699,499  $ 1,799,620     $ 100,121   $ 1,649,346  $ 1,749,467

Short Term
 Credit Facilities

1996                                  0             0            0             0             0            0
1997                                  0             0            0             0             0            0
1998                                  0       196,000      196,000             0       196,000      196,000

Total Consolidated Debt       $ 100,121   $ 1,895,499  $ 1,995,620     $ 100,121   $ 1,845,346  $ 1,945,467


Joint Ventures

1996                                166         5,000        5,166            83         2,500        2,583
1997                                241             0          241           120             0          120
1998                                267        60,000       60,267           134        29,940       30,074
1999                                295       108,763      109,058           148        38,475       38,623
2000                                119        21,639       21,758            36        10,820       10,855
2001                              2,221             0        2,221           775             0          775
2002                              2,384             0        2,384           832             0          832
2003                              2,559             0        2,559           892             0          892
2004                              2,747             0        2,747           958             0          958
2005                                  0       160,471      160,471             0        58,144       58,144
Thereafter                            0        54,000       54,000             0        26,946       26,946

Total Joint Venture Debt      $  10,999   $   409,873  $   420,872     $   3,977   $   166,824  $   170,801

/TABLE

SIMON PROPERTY GROUP
Summary of Mortgage Indebtedness By Maturity
As of  March 31, 1996
(In thousands)


                                                       Principal    SPG Share    Weighted Average
Property                          Maturity  Interest    Balance         of         Interest Rate
Name                                Date      Rate      3/31/96    Loan Balance       by Year


Consolidated Properties:
Fixed Rate Debt:
Subtotal 1996-1997                                              0              0

White Oaks Mall                   03/01/98      7.70%      16,500          9,061
Subtotal 1998                                              16,500          9,061             7.70%

West Ridge Mall                   06/01/99      8.00%      50,430         50,430
Ingram Park Mall                  11/01/99      9.63%       7,000          7,000
Ingram Park Mall                  12/01/99      8.10%      49,553         49,553
Barton Creek Square               12/30/99      8.10%      64,128         64,128
La Plaza Mall                     12/30/99      8.25%      50,898         50,898
Subtotal 1999                                             222,009        222,009             8.16%

Windsor Park Mall                 06/01/00      8.00%       6,059          6,059
Trolley Square                    07/23/00      5.81%      19,000         17,100
Bloomingdale Court                12/01/00      8.75%      29,009         29,009
Forest Plaza                      12/01/00      8.75%      17,354         17,354
Fox River Plaza                   12/01/00      8.75%      12,654         12,654
Lake View Plaza                   12/01/00      8.75%      22,169         22,169
Lincoln Crossing                  12/01/00      8.75%         997            997
Matteson Plaza                    12/01/00      8.75%      11,159         11,159
Regency Plaza                     12/01/00      8.75%       1,878          1,878
St. Charles Towne Pl              12/01/00      8.75%      30,887         30,887
West Ridge Plaza                  12/01/00      8.75%       4,612          4,612
White Oaks Plaza                  12/01/00      8.75%      12,345         12,345
Subtotal 2000                                             168,123        166,223             8.39%

Subtotal 2001                                                   0              0

Crossroads Mall                   07/31/02      7.75%      41,440         41,440
North Riverside Park              09/01/02      9.38%       4,170          4,170
North Riverside Park              09/01/02     10.00%       3,711          3,711
Hutchinson Mall                   10/01/02      8.44%      11,523         11,523
Markland Mall                     12/15/02      6.75%      10,000         10,000
Muncie Mall                       12/15/02      6.75%      24,000         24,000
Subtotal 2002                                              94,844         94,844             7.64%

Battlefield Mall                  06/01/03      7.50%      51,499         51,499
South Park Mall                   06/15/03      7.25%      24,748         24,748
Anderson Mall                     12/15/03      6.74%      19,000         19,000
Forest Mall                       12/15/03      6.74%      12,800         12,800
Forest Village Park               12/15/03      6.16%      20,600         20,600
Golden Ring Mall                  12/15/03      6.74%      29,750         29,750
Longview Mall                     12/15/03      6.16%      22,100         22,100
Midland Park Mall                 12/15/03      6.31%      22,500         22,500
Miller Hill Mall                  12/15/03      6.74%      34,500         34,500
North Towne Square                12/15/03      6.31%      23,500         23,500
Towne West Square                 12/15/03      6.16%      40,250         40,250
Subtotal 2003                                             301,247        301,247             6.69%

Cielo Vista Mall                  07/01/04      8.13%       2,413          2,413
College Mall                      07/01/04      7.00%      43,851         43,851
Greenwood Park Mall               07/01/04      7.00%      36,727         36,727
Tippecanoe Mall                   07/01/04      8.45%      48,060         48,060
Towne East Square                 07/01/04      7.00%      57,977         57,977
Subtotal 2004                                             189,028        189,028             7.38%

Subtotal 2005-2006                                              0              0

Cielo Vista Mall                  05/01/07      9.25%      56,692         56,692
Irving Mall                       05/01/07      9.25%      43,655         43,655
McCain Mall                       05/01/07      9.25%      26,474         26,474
Valle Vista Mall                  05/01/07      9.25%      35,061         35,061
Subtotal 2007                                             161,882        161,882             9.25%

Subtotal 2008-2011                                              0              0

Windsor Park Mall                 05/01/12      8.00%       9,027          9,027
Subtotal 2012                                               9,027          9,027             8.00%

O'Hare International              12/31/13      7.50%      27,500         27,500
Subtotal 2013                                              27,500         27,500             7.50%

Subtotal 2014-2025                                              0              0

Sunland Park Mall                 01/01/26      8.63%      40,398         40,398
Subtotal 2026                                              40,398         40,398             8.63%

Total Consolidated Fixed
 Rate Debt                                              1,230,558      1,221,219             7.81%

Variable Rate Debt:

Lincolnwood Town Ctr              12/27/96      6.06%      63,079         63,079
Subtotal 1996                                              63,079         63,079             6.06%

Eastland Mall                     11/01/97      6.65%      30,000         30,000
St. Charles Towne Ctr             12/31/97      6.37%      77,200         77,200
Subtotal 1997                                             107,200        107,200             6.45%

East Towne Mall                   09/29/98      6.56%      55,000         55,000
Eastgate Consumer                 12/31/98      6.13%      25,429         25,429
Riverway                          12/31/98      6.38%      85,571         85,571
Riverway                          12/31/98      6.38%      45,879         45,879
Subtotal 1998                                             211,879        211,879             6.39%

Cottonwood Mall (1)               02/01/99      7.40%      28,763         28,763
Subtotal 1999                                              28,763         28,763             7.40%

Jefferson Valley Mall             01/12/00      5.93%      50,000         50,000
The Forum Shops                   02/23/00      6.31%     100,000         59,525
Trolley Square                    07/23/00      6.81%       4,641          4,177
Trolley Square                    07/23/00      6.81%       3,500          3,150
Subtotal 2000                                             158,141        116,852             6.22%

Total Consolidated Variable Rate Debt                     569,062        527,773             6.37%

Total Consolidated Properties                           1,799,620      1,748,992             7.35%

Joint Venture Properties:
Fixed Rate Debt:

The Source                        12/21/96     N/A          5,000          2,500
Subtotal 1996                                               5,000          2,500

Subtotal 1997                                                   0              0


Ross Park Mall                    08/15/98      6.14%      60,000         29,940
Subtotal 1998                                              60,000         29,940             6.14%

Subtotal 1999                                                   0              0

North East Mall                   09/01/00     10.00%      22,608         11,304
Subtotal 2000                                              22,608         11,304            10.00%

Subtotal 2001-2004                                              0              0

Cobblestone Court                 11/30/05      7.22%       6,180          2,163
Crystal Court                     11/30/05      7.22%       3,570          1,249
Fairfax Court                     11/30/05      7.22%      10,320          2,709
Gaitway Plaza                     11/30/05      7.22%       7,350          1,715
Ridgewood Court                   11/30/05      7.22%       7,980          2,793
Royal Eagle Plaza                 11/30/05      7.22%       7,920          2,772
The Plaza at Buckland             11/30/05      7.22%      17,680          4,641
The Yards Plaza                   11/30/05      7.22%       8,270          2,895
Village Park Plaza                11/30/05      7.22%       8,960          3,136
West Town Corners                 11/30/05      7.22%      10,330          2,411
Westland Park Plaza               11/30/05      7.22%       4,950          1,155
Willow Knolls Court               11/30/05      7.22%       6,490          2,272
Seminole Towne Center             12/27/05      6.88%      70,500         31,725
Subtotal 2005                                             170,500         61,636             7.08%

Subtotal 2006-2016                                              0              0


Ross Park Mall                    01/01/17     10.07%      54,000         26,946
Subtotal 2017                                              54,000         26,946            10.07%

Total Joint Venture Fixed Rate Debt                       312,108        132,326             7.51%


Variable Rate Debt:

Subtotal 1996-1998                                              0              0

Lakeline Mall                     05/16/99      5.75%      63,703         31,852
Circle Centre (2)                 08/29/99      7.81%      45,061          6,624
Subtotal 1999                                             108,764         38,475             6.60%



Total Joint Venture Variable Rate Debt                    108,764         38,475             6.60%


Total Joint Venture Properties                            420,872        170,801             7.28%


Total Mortgage Debt                                     2,220,492      1,919,793             7.34%

Short Term Credit Facilities:
Variable Rate Debt:

SPG, LP                           08/07/98      6.68%     196,000        196,000
Subtotal 1998                                             196,000        196,000             6.68%


Short Term Credit Facilities                              196,000        196,000             6.68%


 (1)  Option exists to extend maturity one year.
 (2)  Two one-year options exist to extend maturity.


Reconciliation to Balance Sheets at March 31, 1996


                                                       Principal    SPG Share
                                                        Balance         of       Weighted Average
                                                        3/31/96    Loan Balance    Interest Rate


Consolidated Fixed Rate Debt                            1,230,558      1,221,219             7.81%

Consolidated Variable Rate Debt                           569,062        527,773             6.37%
Short-Term Credit Facilities                              196,000        196,000             6.68%
Subtotal                                                  765,062        723,773             6.45%

Mortgage and Other Notes Payable
Consolidated Balance Sheets                             1,995,620      1,944,992             7.29%

Joint Venture Fixed Rate Debt                             312,108        132,326             7.51%
Joint Venture Variable Rate Debt                          108,764         38,475             6.60%

Mortgage and Other Notes Payable
Partnerships and Joint Ventures                           420,872        170,801             7.28%



SIMON PROPERTY GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of March 31, 1996
(In thousands)

                                           Simon                                             Terms of
                                         Ownership    SPG                                    Interest
                              Principal    % of     Share of  Interest     Terms of            Rate
  Property     Maturity        Balance     Joint      Loan      Rate       Variable         Protection
    Name         Date          3/31/96   Ventures   Balance   3/31/96        Rate           Agreement

Consolidated
 Properties:

Variable Rate
 Debt:

Lincolnwood    12/27/96          63,079               63,079     6.06%  LIBOR + 1.25%   LIBOR swapped at
 Town Ctr                                                                               4.81% through
                                                                                        maturity

Eastland Mall  11/01/97          30,000               30,000     6.65%  LIBOR + 1.50%   LIBOR swapped at
                                                                                        5.15% through
                                                                                        maturity; lender
                                                                                        has right to
                                                                                        cancel swap
                                                                                        effective 1/1/97
St. Charles    12/31/97          77,200               77,200     6.37%  LIBOR + 1.25%   $62,238 of loan
 Towne Ctr                                                                              balance is LIBOR
                                                                                        swapped at 5.12%
                                                                                        through maturity;
                                                                                        lender has right
                                                                                        to cancel swap
                                                                                        effective 1/3/97

East Towne
 Mall          09/29/98          55,000               55,000     6.56%  LIBOR + 1.125%

Eastgate       12/31/98          25,429               25,429     6.13%  LIBOR + 1.50%   LIBOR capped at
 Consumer                                                                               5.0% through
                                                                                        maturity
Riverway       12/31/98          85,571               85,571     6.38%  LIBOR + 1.375%  LIBOR capped at
                                                                                        5.0% through
                                                                                        maturity
Riverway       12/31/98          45,879               45,879     6.38%  LIBOR + 1.375%  LIBOR capped at
                                                                                        5.0% through
                                                                                        maturity

Cottonwood     02/01/99  (1)     28,763               28,763     7.40%  Prime + .25%
 Mall                                                                   or LIBOR +
                                                                        2.00%

Jefferson      01/12/00          50,000               50,000     5.93%  LIBOR + .55%    LIBOR capped at
 Valley Mall                                                                            8.7% through
                                                                                        maturity
The Forum
 Shops         02/23/00         100,000      60.0%    59,525     6.31%  LIBOR + 1.0%    See Footnote #2

Trolley
 Square        07/23/00           4,641      90.0%     4,177     6.81%  LIBOR + 1.50%

Trolley
 Square        07/23/00           3,500      90.0%     3,150     6.81%  LIBOR + 1.50%

Total
 Consolidated
 Properties                     569,062              527,773


Short Term
 Credit
 Facilities:
SPG, L.P.      08/07/98         196,000              196,000     6.68%  LIBOR + 1.325%  On March 13, 1995,
                                                                                        the Operating Partnership
Total Short                                                                             entered into a two-
Term Credit                                                                             year cap agreement
Facilities                      196,000              196,000                            in the amount of
                                                                                        $100 million.  The
                                                                                        Operating
                                                                                        Partnership may
                                                                                        elect to use this
                                                                                        cap on any wholly
                                                                                        owned variable-
                                                                                        interest-rate
                                                                                        debt.  The LIBOR
                                                                                        cap may fluctuate
                                                                                        through March 13,
                                                                                        1997.  LIBOR is
                                                                                        initially capped
                                                                                        at 7.5% through
                                                                                        maturity, however,
                                                                                        if LIBOR should
                                                                                        equal or exceed
                                                                                        8.75% between
                                                                                        monthly reset
                                                                                        dates, then LIBOR
                                                                                        would be capped at
                                                                                        8.5% for that
                                                                                        period only.

Joint Venture
Properties:

Variable Rate
Debt:

Lakeline Mall  5/16/99           63,703      50.0%    31,852     5.75%  LIBOR + .375%
Circle Centre  8/29/99(3)        45,061      14.7%     6,624     7.81%  LIBOR + 2.375%

Total Joint
Venture
Properties                      108,764               38,475

Total
Variable
Mortgage and
Other
Indebtness                      873,826


Footnotes:
(1)  Option exists to extend maturity one year.
(2)  On February 23, 1996, the Operating Partnership borrowed the initial $100,000 tranche from a $184,000 two tranche loan facility for Forum and retired the existing $89,701 mortgage debt for Forum.  The initial funding bears interest at LIBOR plus 100 basis points and matures in February 2000.  The initial $100,000 tranche provides $90,500 for Phase I of which
     SPG's ownership percentage is 60% and the remaining $9,500 for Phase II(expansion) of which SPG's ownership percentage is 55%.  The remaining proceeds of the total $184,000 two tranche loan will be used to provide funds for the approximately 250,000-square-foot expansion of this Property.
    Cap agreement made on $89,000 of total loan balance; LIBOR capped @ 7% through 12/23/96; however if LIBOR should increase more than 0.6% between monthly reset dates, the cap will be increased by
    0.25%, but shall not exceed 8.25%.
(3) Two one-year options exist to extend maturity.



SIMON PROPERTY GROUP
Development Activities
As of March 31, 1996

                                           Non-Anchor                                                   Projected
                                 SPG       Sq. Footage         Anchors/                Actual/         Development
                     GLA      Ownership      Leased/             Major                Projected         Cost (in
Mall/Location     (sq. ft.)   Percentage   Committed(1)         Tenants                Opening          millions)

Under Construction

Cottonwood Mall     970,000      100%          85%      Dillard's                      07/31/96            $75
Albuquerque, NM                                         Foley's
                                                        JCPenney
                                                        Mervyn's
                                                        Montgomery Ward
                                                        Entertainment Complex

Tower Shops at      122,000      50%           73%      Rainforest Cafe          Summer 1996 Phase I       $42
  Stratosphere                                          Stratosphere Casino (2)   Fall 1996 Phase II
Las Vegas, NV

Ontario Mills     1,400,000      25%           74%      AMC Theatres                    11/96             $165
Ontario, CA                                             Marshalls
                                                        Totally 4 Kids
                                                        Sports Authority
                                                        TJMaxx
                                                        Burlington
                                                        Bed Bath & Beyond
                                                        Mikasa
                                                        Off 5th-Saks Fifth
                                                        Avenue Outlet
                                                        JCPenney Outlet
                                                        American Wilderness
                                                        Experience

The Source          730,000      50%           (3)      Fortunoff                        8/97             $145
Long Island, NY                                         Nordstrom Rack
                                                        Off 5th-Saks Fifth
                                                        Avenue Outlet

Expansion of        250,000      55%           95%      Virgin Records                   9/97              $90
Forum Shops at                                          FAO Schwarz
Caesars Palace                                          Cheesecake Factory
Las Vegas, NV                                           NikeTown



(1) As of May 1, 1996.
(2) Not a tenant per se; directly connected to the Tower Shops at Stratosphere.
(3) Leasing still in preliminary stage since project will not open until 1997.

                             SIMON PROPERTY GROUP
                             Capital Expenditures
                             As of March 31, 1996


                                 (In millions)


                                         Joint Venture Properties
                           Consolidated                 SPG's
                            Properties        Total     Share

New Developments                $11.2          $19.6     $10.1

Renovations and Expansions        7.9            0.1         -

Tenant Allowances-Retail          5.3            0.7       0.3

Tenant Allowances-Office          3.9(1)           -         -

Capital Expenditures
   Recovered from Tenants         0.4            0.1         -

Other(2)                          0.3              -         -

Totals                          $29.0          $20.5     $10.4

(1)Includes $3.3 million in tenant improvements to be paid over a 7-year period: $500,000/year from 1996 - 2000 and $400,000 to be paid in 2001 and
2002.

(2)Primarily represents capital expenditures not recovered from tenants.

                             SIMON PROPERTY GROUP
                       Gains on Sales of Peripheral Land
                             As of March 31, 1996




                                 (In millions)



                                              Three Months Ended
                                                    March 31,
                                                1996        1995

Consolidated Properties                         $0.3        $0.8

SPG's Share of Joint Venture Properties          0.8         0.1
                                                ----        ----
Totals                                          $1.1        $0.9
                                                ====        ====

SIMON PROPERTY GROUP
Teleconference Text
May 1, 1996

Good afternoon and welcome to our first quarter earnings teleconference.

I assume that all of you have copies of the press release issued this morning, and in the interest of time, I will not go into the details included in that release. Rather, I prefer to take this opportunity to discuss trends noted during the quarter and to update you on the status of our planned merger with DeBartolo Realty Corporation.

We adopted the new NAREIT FFO definition effective January 1, 1996. Funds from Operations for the first quarter of 1996, under the new definition, were $0.51 per share. This represented an increase of 6.3% from the $0.48 per share for the same period in 1995, restated to the new method. We were able to accomplish this increase for the quarter in spite of a 9 million share increase in our average number of shares and units outstanding which resulted primarily from our add-on offering in April of 1995. FFO in gross dollars increased 16.1% to $48.7 million in the first quarter.

As we have noted previously, we expect the new definition to decrease 1996 FFO by $0.10 or $0.11 per share. $0.07 of this is directly tied to IPO and public company formation costs.

Had we reported under the old method, FFO would have been $0.54 per share for the first quarter of 1996.

Let me now turn to some of the operational highlights of the first quarter:

Small shop occupancy at March 31 in the regional mall segment was down 1.3 percentage points to 83.0% from 84.3% one year earlier. The driving factor behind this decline was bankruptcies. Bankruptcies caused occupied square footage to decrease 400,000 square feet (2.2%) in the first quarter of 1996, as compared to a loss of .9% in the first quarter of 1995. While we are somewhat disappointed at the occupancy decline, there are 4 points I would like to communicate to you:

1) The average base rent of those tenants lost due to bankruptcy was only $13.54, a full 31% below the $19.70 average base rent of our mall portfolio, and we firmly believe that the space will be re-leased at significantly higher rents. First quarter 1995 base rent for new leases signed in the regional mall properties was $21.45.

2) The square footage recaptured from bankruptcies was all very good "30 yard line" space in primarily solid centers, and our leasing staff is quite optimistic about the re-leasing effort. Approximately 151,000 square feet of the space has already been executed or the leases are out for signature. We believe that the vast majority of this space will be re-leased by year-end.

3) Looking to the remainder of 1996, we believe that our leasing activities will recoup all of this occupancy shortfall. At 3/31 we had leases out for signature for over 850,000 square feet of space in the regional mall portfolio, excluding centers under development. Nearly 500,000 square feet of this space represents new tenant square footage. Current leasing efforts also include the integration of big box tenants into certain regional mall locations.

4) We are actively de-leasing two centers, Charles Towne Square and Southtown Mall, in anticipation of de-malling these properties. The SPG regional mall portfolio occupancy excluding these centers is 84.3%, as compared to the reported 83.0%. This also contributed to 0.3% of the decline from quarter to quarter.

There may be a little more retail fall-out in 1996 due to bankruptcies or restructurings, but we think that we have dealt with the most significant tenants in question. We are closely monitoring other tenants at this time, but have not as yet had, nor do we have any reason to believe that in the near future there will be, any material bankruptcies or store closings.

Average base rent at March 31, 1996 was $19.70 for the regional malls, up $1.91, or 10.7%, from $17.79 at March 31, 1995. Excluding the impact of the three malls opened in the fall of 1995 and Smith Haven Mall on Long Island which was acquired in December of 1995, average base rent was $18.93, for a 6.6% increase over the 1995 level.

Utilizing the new standard ICSC definition of sales for regional malls which excludes anchors, sales volume for the quarter was up 16.4%, to $766 million in 1996 from $658 million in the first quarter of 1995. Excluding the four new centers, the volume was $688 million, for an increase of 4.4%. We view this as a very positive trend, especially in light of the harsh winter experienced in many parts of the country as well as the tenant loss due to bankruptcy.

Comparable sales on a per square foot basis within the regional mall portfolio were up 7.6% over the first quarter of 1995. Smith Haven has skewed this number upward because of its high sales per square foot. Excluding Smith Haven, the increase is 5.8%. Strong growth was noted in the following tenant categories within our portfolio: gifts, jewelry, shoes, mens and womens wear, family wear, children's wear, and ladies' specialty.

There was also an improvement of $6 million in sales volume for mall and freestanding stores at our properties located along the Texas border. Sales growth in the first quarter of 1996 over first quarter of 1995 for these properties was as high as 17.5%. In 1995, we experienced a $.02 decline in FFO as a result of the Mexican peso devaluation, primarily as a result of lower percentage rents at those five properties. Although we are clearly not back to pre-devaluation 1994 sales levels, we are encouraged by the improvement and optimistic about the upward trending of sales for the remainder of 1996.

Development and Acquisition Activities

Let me turn now to development and acquisition activities of recent months:

SPG and The Gordon Company are developing The Tower Shops at Stratosphere, the 122,000 square foot retail complex at The Stratosphere. The Stratosphere is a major casino and hotel complex featuring attractions and shops, majority owned by Grand Casinos, Inc. The Tower Shops at Stratosphere will give visitors access to specialty restaurants such as The Rain Forest Cafe, a child-care and entertainment center, retail and gift shops and other amusements.

The 1,149-foot Stratosphere Tower, with a roller coaster above and casinos beneath, is expected to be a major draw for tourists in Las Vegas. The Tower Shops is strategically situated to capitalize on traffic to and from Stratosphere attractions.

The Tower Shops is scheduled to open in two phases: the 70,000-square-foot phase I opening is planned for the summer of 1996 and the 52,000-square-foot phase II opening is planned for October 1996, at a total anticipated cost of approximately $40 million. SPG owns 50% of the joint venture and will develop, manage and lease the project. We expect The Tower Shops to be fully leased by the end of 1996, at pro forma rents approaching $100 per square foot. Our current pro forma projects an unlevered return approaching 20% for this project.

On February 2, we broke ground on The Source, a 730,000-square-foot value-oriented retail center scheduled to open in 1997 in Westbury, Long Island. SPG owns 50% of this joint venture which has a projected development cost of $145 million. Our partner is Fortunoff who has a 200,000 square-foot existing store generating $165 million in annual sales volume which will be incorporated into the center.

Construction of the infrastructure has commenced and during the first quarter we closed on the financing for the expansion of The Forum Shops at Caesars. This 250,000 square foot addition is nearly 100% leased or committed and has a projected opening in 1997.

We have begun demolition of the existing Bakery Centre in South Miami, Florida in preparation for the development of The Shops at Sunset Place. We are continuing pre-development efforts for this 550,000-square-foot retail and entertainment center.

Progress continues on Cottonwood Mall in Albuquerque, New Mexico, a 1.1 million square-foot super-regional mall scheduled to open on July 31. The small shops are approximately 85% leased and committed at this 100% SPG-owned project which will include a theater and entertainment complex.

Ontario Mills near Los Angeles, a joint venture development with The Mills Corporation, is scheduled to open this November. It is over 75% leased and committed. SPG owns 25% of this project.

In March a venture was formed between Taubman, Mills and SPG to jointly develop one value-oriented retail project in the Phoenix market. SPG conceived a strategy which permitted the combination of the three companies who will now work together to ensure the developement of a single, 1.2 million square foot "Mills" type project. The project, to be known as Arizona Mills, will be located in Tempe on the site previously controlled by Taubman. SPG will own 25% of this project which has an anticipated opening in late 1997.

On the acquisition front, in April, SPG acquired the remaining third party ownership interest in Ross Park Mall, a 1.3 million square foot super-regional mall in Pittsburgh, Pennsylvania. The acquisition price was $44 million plus the assumption of the joint venture partner's share of existing debt. A $54 million mortgage on the property was retired concurrent with the acquisition. Funds from SPG's unsecured line of credit were utilized for these transactions.

Since its opening in 1986, Ross Park Mall has been the dominant mall in its trade area. It is one of the best-performing malls in the SPG portfolio. In 1995, mall sales per square foot approached $400, and at March 31, 1996 the mall stores were 96% leased. The acquisition is accretive to SPG annual FFO.

SPG/EJD Merger

We are progressing nicely on the merger of Simon Property Group and DeBartolo Realty Corporation on several fronts:

   -We plan to file certain materials with the SEC within the next few days.

    -It has been determined that no Hart Scott Rodino filings are necessary for the merger of the REITs or the combination of our respective Operating Partnerships. However, a filing is required for our acquisition of DeBartolo's affiliated management company. This filing will be made with the FTC shortly.

    -Several strategy sessions have been conducted between the two companies' related departments, such as Leasing, Development and Management Information Systems. Our leasing staffs are coordinating their efforts at ICSC to maximize all leasing opportunities.

    -Senior management continues to meet regularly to develop and implement the plan for combining the two companies.

    -We are developing a better understanding of each other's portfolios and core business strategies and formulating a means for the identification of "best business practices" of each organization.

We are still on track for a summer closing, pending approval of the shareholders of both companies and customary regulatory and other conditions.

The response to our planned merger has been overwhelmingly positive. We remain convinced of the viability and profitability of the transaction and look forward to its speedy completion.

This concludes my prepared remarks for this conference call. We are now ready to take questions from the participants.